UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 25, 2010, Twistbox Entertainment, Inc. (“Twistbox”), a wholly-owned subsidiary of Mandalay Media, Inc. (the “Company”), received a letter (the “Notice”) from ValueAct SmallCap Masterfund, L.P. (“ValueAct”) alleging certain events of default with respect to that certain Senior Secured Note, in the amount of $16,500,000, due July 31, 2010 (the “ValueAct Note”) issued pursuant to the Securities Purchase Agreement, dated July 30, 2007, among Twistbox, the Subsidiary Guarantors party thereto and ValueAct, as amended by that certain Amendment and Waiver to Senior Secured Note, dated as of February 12, 2008, by that certain Second Amendment and Waiver to Senior Secured Note, dated as of October 23, 2008, by that certain Third Amendment to Senior Secured Note, dated as of August 11, 2009 and that certain Waiver to Senior Secured Noted, dated as of January 25, 2010 (the “Waiver”).

Twistbox’s obligations under the ValueAct Note are secured by certain guarantee and security agreements. Under a Guarantee and Security Agreement, dated July 30, 2007 (the “Guaranty and Security Agreement”), by and among Twistbox, the Subsidiary Guarantors party thereto, and ValueAct, the parties agreed that the ValueAct Note would be secured by substantially all of the assets of Twistbox and its subsidiaries. In connection with its acquisition of Twistbox, completed February 12, 2008, the Company entered into a Guaranty, dated February 12, 2008 (the “Guaranty”), to ValueAct, by which it agreed to guarantee up to $8,250,000 of Twistbox’s obligations under the ValueAct Note. The Guaranty and Security Agreement and the Guaranty are described in more detail in the Company’s Form 8-K filed on February 12, 2008, and each of the Guaranty and Security Agreement and the Guaranty are attached as exhibits to that Form 8-K and are incorporated by reference herein. In connection with the Company’s acquisition of AMV Holding Limited (“AMV”), completed October 23, 2008, AMV entered into a Guarantee, dated October 23, 2008 (the “Guarantee”), to ValueAct, by which it agreed to guarantee all of the obligations of Twistbox under the ValueAct Note. AMV also entered into a Debenture, dated October 23, 2008 (the “Debenture”), by which it agreed to grant ValueAct a security interest in its assets. The assets of Twistbox and AMV subject to the security interests of ValueAct pursuant to the Guaranty and Security Agreement and the Debenture constitute substantially all of the assets of the Company on a consolidated basis.

The Notice claims that an event of default has occurred and is continuing under the ValueAct Note as a result of certain alleged defaults, including the failure to provide weekly evidence of compliance with certain of Twistbox’s and the Company covenants under the ValueAct Note, the failure to comply with limitations on certain payments by Company and each of its subsidiaries, and the failure of Twistbox and the Company to maintain minimum cash balances in deposit accounts of each of Twistbox and the Company. In the Notice, ValueAct reserved its rights and remedies under the Loan Documents. The Notice did not state that ValueAct had elected for the unpaid principal and accrued interest under the ValueAct Note to become due and payable.

The Notice claims that the Waiver, which among other things, had extended certain rights of Twistbox to prepay amounts under the ValueAct Note from January 31, 2010 to March 1, 2010 in order to extend the maturity of remaining amounts due under the ValueAct Note and extended the time period for the Company and Twistbox to comply with the $4,000,000 minimum cash balance covenant set forth in the ValueAct Note (the “ValueAct Cash Balance Covenant”) to March 1, 2010, had ceased to be effective as a result of the alleged failure of the Company to comply with the conditions set forth in the Waiver. The Waiver is described in more detail in the Company’s Form 8-K filed on January 28, 2010, and is attached as an exhibit to that Form 8-K and is incorporated by reference herein.

Under the ValueAct Note, upon the occurrence of an event of default, ValueAct, by written notice to Twistbox, may declare the unpaid principal amount of the ValueAct Note, plus accrued but unpaid interest thereon, to be immediately due and payable. Commencing after the occurrence of an event of default and so long as the default is continuing, the interest rate applicable under the ValueAct Note is to increase an additional 2% per annum. As of February 25, 2010, approximately $19.4 million of principal amount and accrued and unpaid interest was outstanding under the ValueAct Note. If an event of default is determined to have occurred and continuing, and ValueAct declares the unpaid principal amount of the ValueAct Note, plus accrued but unpaid interest thereon, to be immediately due and payable, it may also exercise its rights pursuant to the Guaranty and Security Agreement and the Debenture to foreclose on the assets of Twistbox and AMV.

The Company believes that the events described in the Notice do not constitute defaults or if such events do constitute defaults, Twistbox is entitled to requisite cure periods which ValueAct has failed to observe and that ValueAct has not properly exercised its rights under the ValueAct Note.  Further, nothing in this 8-K shall be interpreted as a waiver of the Company’s rights or remedies, all of which are expressly reserved. As of the date of filing of this Form 8-K, the Company does not have the liquidity either to regain compliance with the ValueAct Cash Balance Covenant or to pay the unpaid principal amount of the ValueAct Note at such time as ValueAct is entitled to payment.

As disclosed in the Company’s Form 8-K filed on January 28, 2010, the Board of Directors of the Company has appointed a Special Committee of the Board of Directors (the “Special Committee”) to explore various alternatives with respect to the Company, its outstanding debt and its future operations. The Special Committee has retained Rutberg & Company, LLC as its financial advisor to assist the Special Committee in evaluating proposals to resolve these liquidity issues, including a fundamental restructuring of the Company’s equity and debt or the sale of the Company or its principal assets. On March 3, 2010, ValueAct informed us that it is waiving the ValueAct Cash Balance Covenant through March 8, 2010, and has agreed to cooperate with the Special Committee and its financial advisor as they evaluate alternatives to address the Company’s liquidity issues and to undertake an orderly sales process.  The Company can give no assurance as to the success of any potential alternatives or proposals, or that the Company’s assets will not be subject to foreclosure.

The  foregoing summary of the Notice does not purport to be complete and is subject  to  and  qualified in its entirety by reference to a copy of the Notice attached  to  this  Form  8-K and incorporated by reference herein.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Notice, dated February 25, 2010, from ValueAct SmallCap Masterfund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Date: March 3, 2010	By:	/s/ Ray Schaaf
Ray Schaaf
President